Exhibit 10.1

AMENDMENT NO. 1
TO REVOLVING CREDIT AND TERM LOAN AGREEMENT

THIS AMENDMENT NO. 1 TO REVOLVING CREDIT AND TERM LOAN AGREEMENT (this “Amendment”) is made and entered into as of August 6, 2015, by and among DAKOTA PLAINS TRANSLOADING, LLC, a Minnesota limited liability company (“Dakota Transloading”), DAKOTA PLAINS SAND, LLC, a Minnesota limited liability company (“Dakota Sand”), DAKOTA PLAINS MARKETING, LLC, a Minnesota limited liability company (“Dakota Marketing” and, together with Dakota Transloading and Dakota Sand, collectively, the “Borrowers”), DAKOTA PLAINS HOLDINGS, INC., a Nevada corporation (“Holdings”), the Lenders party hereto and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, Holdings, the several banks and other financial institutions and lenders from time to time party thereto (collectively, the “Lenders”) and the Administrative Agent are parties to that certain Revolving Credit and Term Loan Agreement, dated as of December 5, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrowers; and

WHEREAS, the Borrowers, Holdings, the Lenders and the Administrative Agent have agreed to amend certain provisions of the Credit Agreement;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrowers, Holdings, the Lenders and the Administrative Agent agree as follows:

1.                 Amendments.  Section 1.1 of the Credit Agreement is hereby amended by amending and restating the following definition in its entirety to read as follows:

“Continuing Director” shall mean, with respect to any period, any individuals (A) who were members of the board of directors or other equivalent governing body of Holdings on the first day of such period, (B) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (A) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body, or (C) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (A) and (B) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

2.                  Conditions to Effectiveness of this Amendment.  Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrowers shall have no rights under this Amendment, until the Administrative Agent shall have received executed counterparts to this Amendment from the Borrowers, Holdings and the Lenders.

3.                  Representations and Warranties.  To induce the Lenders and the Administrative Agent to enter into this Amendment, each Loan Party hereby represents and warrants to the Lenders and the Administrative Agent:

(a)                 Each Loan Party and each of its Subsidiaries (i) is duly organized, validly existing and in good standing as a corporation, partnership or limited liability company under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified would not reasonably be expected to result in a Material Adverse Effect.

(b)                 The execution, delivery and performance by each Loan Party of this Amendment and the other Loan Documents to which it is a party are within such Loan Party’s organizational powers and have been duly authorized by all necessary organizational, and, if required, shareholder, partner or member, action.

(c)                 The execution, delivery and performance by each Loan Party of this Amendment and the other Loan Documents to which it is a party (i) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect, (ii) will not violate any Requirements of Law applicable to such Loan Party or any of its Subsidiaries or any judgment, order or ruling of any Governmental Authority, (iii) will not violate or result in a default under any indenture, material agreement or other material instrument binding on such Loan Party or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by such Loan Party or any of its Subsidiaries and (iv) will not result in the creation or imposition of any Lien on any asset of such Loan Party or any of its Subsidiaries, except Liens (if any) created under the Loan Documents.

(d)                 This Amendment has been duly executed and delivered for the benefit of or on behalf of each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors’ rights and remedies in general.

(e)                 After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects), and no Default or Event of Default has occurred and is continuing as of the date hereof.

4.                  Reaffirmations and Acknowledgments.

(a)                 Reaffirmation of Guaranty.  Each Guarantor consents to the execution and delivery by the Borrowers of this Amendment and jointly and severally ratifies and confirms the terms of the Guaranty and Security Agreement with respect to the indebtedness now or hereafter outstanding under the Credit Agreement as amended hereby and all promissory notes issued thereunder. Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of any Borrower to the Lenders or any other obligation of any Borrower, or any actions now or hereafter taken by the Lenders with respect to any obligation of any Borrower, the Guaranty and Security Agreement (i) is and shall continue to be a primary obligation of such Guarantor, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Guarantors under the Guaranty and Security Agreement.

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(b)                 Acknowledgment of Perfection of Security Interest.  Each Loan Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents (i) are in full force and effect, (ii) assuming that the Administrative Agent has taken such actions as set forth in the Collateral Documents, are properly perfected and (iii) are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

5.                  Effect of Amendment.  Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of each Borrower to the Lenders and the Administrative Agent. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

6.                  Governing Law.  This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

7.                  No Novation.  This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

8.                  Costs and Expenses.  Notwithstanding anything to the contrary in the Credit Agreement or the other Loan Documents, the Borrowers shall not be required to pay any costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment.

9.                  Counterparts.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

10.              Binding Nature.  This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

11.              Entire Understanding.  This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

DAKOTA PLAINS TRANSLOADING, LLC

By:	/s/ Gabriel G. Claypool
Name:	Gabriel G. Claypool
Title:	Transloading Manager

DAKOTA PLAINS SAND, LLC

By:	/s/ Gabriel G. Claypool
Name:	Gabriel G. Claypool
Title:	Transloading Manager

DAKOTA PLAINS MARKETING, LLC

By:	/s/ Gabriel G. Claypool
Name:	Gabriel G. Claypool
Title:	Marketing Manager

DAKOTA PLAINS HOLDINGS, INC.

By:	/s/ Gabriel G. Claypool
Name:	Gabriel G. Claypool
Title:	President and Chief Operating Officer

Signature Page to
Amendment No. 1

SUNTRUST BANK,
as the Administrative Agent and as a Lender

By:	/s/ Scott Mackey
Name:	Scott Mackey
Title:	Director

Signature Page to
Amendment No. 1